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                                     BYLAWS

                                       OF

                        INTERNET FINANCIAL SERVICES INC.

                            (A Delaware corporation)

                                    ARTICLE I

                             Meeting of Stockholders

                  SECTION 1. Annual Meeting. The annual meeting of the stockholders of INTERNET FINANCIAL SERVICES INC. (hereinafter, the "Corporation") for the election of directors and for the transaction of such other proper business shall be held on such date and at such time as may be fixed by the Board of Directors or, if no date and time are so fixed, on the first Thursday in March of each year at the office of the Corporation or at such other place and at such hour as shall be designated by the Board of Directors or, if no such time be fixed, then at 10:00 a.m.

                  SECTION 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the holder or holders of more than a majority of the outstanding shares of Common Stock entitled to vote at such meeting.

                  SECTION 3. Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote at such meeting, and if mailed, it shall be


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deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Whenever notice is required to be given, a written waiver thereof signed by the stockholder entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 4. Quorum. At any meeting of the stockholders, the holders of the majority of the shares, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall



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neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  SECTION 5. Organization. At each meeting of the stockholders, the President or, in his absence or inability to act, a Vice President of the Corporation or, in his absence or inability to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

                  SECTION 6. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  SECTION 7. Voting. Unless otherwise provided in the Certificate of Incorporation and subject to Section 213 of the General Corporation Law of the State of Delaware regarding fixing the date for the determination of stockholders of record, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

                  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies.

                  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise required by statute, by the Certificate of Incorporation, or by these Bylaws, a



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majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any other corporate action to be taken by vote of the stockholders. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

                  SECTION 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                  SECTION 9. Inspectors. The Board may, but need not, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If an inspector or inspectors shall not be so appointed the chairman of the meeting may, but need not, appoint one or more inspectors. In case any person who may be



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appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the number of shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and shall execute a certificate of any fact found by him or them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law of the State of Delaware, the provisions of that Section shall not apply to the Corporation.

                  SECTION 10. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take



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such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               Board of Directors

                  SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall consist of at least one, but no more than nine Directors, as determined by a majority vote of the entire Board of Directors. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election and until his successor is duly elected and qualified. Directors need not be stockholders. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding nine. The Board of Directors, by the vote of a majority of the entire Board, may decrease the number of Directors to a number not less than one but any such decrease shall not affect the term of office of any Director. Vacancies occurring by reason of any such increase shall be filled in accordance with Section 13 of this Article II.



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                  SECTION 3. Place of Meeting. The Board of Directors shall hold its meetings at such place, within or without the State of Delaware, as it may from time to time determine or as shall be specified in the notice of any such meeting.

                  SECTION 4. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place, within or without the State of Delaware, which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

                  SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these Bylaws.

                  SECTION 6. Special Meetings. Special meetings of the Board may be called by the President or by a majority of the entire Board.

                  SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place or business, by first-class mail, at least five (5)



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days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally, by facsimile or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 8. Quorum and Manner of Acting. Except as herein provided, a majority of the entire Board shall be present in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

                  SECTION 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members



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of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                  SECTION 10. Telephonic Participation. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

                  SECTION 11. Organization. At each meeting of the Board, the President or, in his absence of inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

                  SECTION 12. Resignations. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 13. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the



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whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder of stockholders holding at least ten person of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.

                  SECTION 14. Removal of Directors. Any director or the entire Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for such purpose; and the vacancy or vacancies in the Board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy or vacancies, as provided by these Bylaws.

                  SECTION 15. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

                                   ARTICLE III



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                         Executive and Other Committees

                  SECTION 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required.

                  SECTION 2. General. A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors



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of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  SECTION 3. Action Without a Meeting. Any action required or permitted to be taken at any meeting by any committee may be taken without a meeting if all of the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

                  SECTION 4. Telephone Participation. Members of a committee may participate in a meeting by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

                  SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman, the President, the Treasurer and the Secretary. Any number of offices may be held by the same person. Such officers shall be elected from time to time by the Board. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The Board may from time to time elect such other officers (including one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board.



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                  SECTION 2. Resignations. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3. Removal. Any officer or agent of the corporation may be removed, either with or without cause, at any time, by the Board at any meeting of the Board.

                  SECTION 4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election to such office.

                  SECTION 5A. The Chairman. The Chairman shall be the Chairman of the Board of Directors and, so long as he is present, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. In addition, unless otherwise provided by the resolution of the Board of Directors electing the Chairman, the Chairman shall be the Chief Executive Officer and, in such capacity, have the duty of general and active management of the business and affairs of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed subject, however, to the control of the Board of Directors. He shall perform all duties incident to the office of Chairman and such other duties as from time to time may be assigned to him by the Board of Directors or these By-Laws.



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                  SECTION 5B. The President. The President shall be the Chief
Operating Officer of the Corporation and shall perform his duties, subject, however, to the control of the Chairman and the Board of Directors. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Chairman, the Board of Directors, or these By-Laws.

                  SECTION 6. Vice Presidents. Each Vice President, including any Executive Vice President, shall have such powers and perform such duties as from time to time may be assigned to him by the Board.

                  SECTION 7. The Treasurer. The Treasurer shall

                                    (a) have charge and custody of, and be
                  responsible for, all the funds and securities of the Corporation;

                                    (b) keep full and accurate accounts of
                  receipts and disbursements in books belonging to the Corporation;

                                    (c) cause all monies and other valuables to
                  be deposited to the credit of the Corporation in such depositories as may be designated by the Board;

                                    (d) receive, and give receipts for, monies
                  due and payable to the Corporation from any source whatsoever;

                                    (e) disburse the funds of the Corporation
                  and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and


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                                    (f) in general, have all the powers and
                  perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

                  SECTION 8. The Secretary. The Secretary shall

                                    (g) record the proceedings of the meetings
                  of the stockholders and directors in a minute book to be kept for that purpose;

                                    (h) see that all notices are duly given in
                  accordance with the provisions of these Bylaws and as required by law;

                                    (i) be custodian of the records and the
                  seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                                    (j) see that the books, reports,
                  statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                                    (k) in general, have all the powers and
                  perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

                  SECTION 9. Officers' Bonds or Other Security. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise, in such amount and with such surety or sureties as the Corporation may require.

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                  SECTION 10. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V

                                  Shares, etc.

                  SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware,


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as the Board of Directors may from time to time determine. The stock record books and the blank stock certificates shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

                  SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

                  SECTION 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer


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clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                  SECTION 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall (i) not be more than sixty nor less than ten days before the date of such meeting, (ii) not be more than ten days after the date upon which the resolution fixing the record date for consent to corporate action in writing is adopted by the Board of Directors, and (iii) not be more than sixty days prior to such payment, exercise of rights or such other action.

                  SECTION 6. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Corporation in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the


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contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware.

                                   ARTICLE VI

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

                  SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

                  SECTION 2. Loans. Unless the Board shall otherwise determine, the President or any Vice President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board.


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                  SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

                  SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

                  SECTION 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


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                                   ARTICLE VII

                                     Offices

                  SECTION 1. Registered Office. The registered office and registered agent of the Corporation will be as specified in the Certificate of Incorporation of the Corporation.

                  SECTION 2. Other Offices. The Corporation may also have such offices, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE VIII

                                   Fiscal Year

                  The fiscal year of the Corporation shall be so determined by the Board of Directors.

                                   ARTICLE IX

                                      Seal

                  The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Delaware" and the year of incorporation.

                                    ARTICLE X

                                 Indemnification

                  SECTION 1. General. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding,


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whether civil, criminal, administrative or investigative (hereinafter a
"Proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however,


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that, if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, such advancement shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  SECTION 2. Claims. If a claim under Section 1 of this Article X is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful as a whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred by defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior


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



to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall not create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

                  SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.


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                                   ARTICLE XI

                                    Amendment

                  The Bylaws may be adopted, amended, or repealed by vote of the holders of a majority of the shares of stock at the time entitled to vote in the election of directors, except as otherwise provided in the Certificate of Incorporation. The Bylaws may also be adopted, amended or repealed by the Board of Directors, but any Bylaw adopted by the Board of Directors may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided.


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